UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2020

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 5.02Results of Operations and Financial Condition.

On December 15, Sharnika Viswakula, the Corporate Controller, principal financial officer and principal accounting officer of Staffing 360 Solutions, Inc. (the “Company”), tendered her resignation from all positions with the Company.  Following Ms. Viswakula’s resignation, the Company appointed Khalid Anwar as the Company’s principal financial officer and principal accounting officer, effective as of December 15, 2020.

Khalid Anwar, 57, is Senior Vice President of Corporate Finance of the Company, which he joined in February 2020. Mr. Anwar has more than 20 years of experience in finance leadership roles in a variety of industries ranging in size from $20 billion to startups. From 2015 to 2019 he was the Executive, Financial Planning and Analysis, for Element Solutions Inc., a specialty chemicals company. From 2011 to 2015 he was the Chief Financial Officer of Pemco Holdings, an investor/operator of turnkey energy programs. He has an MBA from Booth School of Business at The University of Chicago and is a CPA.

Since the beginning of the Company’s last fiscal year through the date of this report, there have been no transactions between Mr. Anwar and the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Anwar had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Anwar and any other person pursuant to which Mr. Anwar was selected as principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2020	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer